Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-275788, 333-275789 and 333-275790) on Form S-8 of Hut 8 Corp. of our report dated August 24, 2023, relating to the consolidated financial statements of Hut 8 Corp. (formerly known as U.S. Data Mining Group, Inc. and subsidiaries), appearing in this Transition Report on Form 10-K of Hut 8 Corp. for the period from July 1, 2023 to December 31, 2023.

/s/ RSM US LLP

Boston, Massachusetts

March 27, 2024